UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

TRANS1 INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Horizon Drive, Suite 230

Raleigh, North Carolina 27615

(Address of principal executive offices)

(Zip Code)

(866) 256-1206

(Registrant’s telephone number, including area code)

301 Government Center Drive

Wilmington, North Carolina 28403

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 3, 2013, TranS1 Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RacerX Acquisition Corp., a wholly-owned subsidiary of the Company (“Merger Sub”), Baxano, Inc. (“Baxano”), and Sumeet Jain and David Schulte solely as Securityholder Representatives (the “Securityholder Representatives”). Under the terms of the Merger Agreement, the Company will acquire Baxano through a merger of Merger Sub with and into Baxano (the “Merger”). At the effective time of the Merger (the “Effective Time”), Merger Sub will cease to exist and Baxano will continue as the surviving corporation and as a wholly-owned subsidiary of the Company. The dollar value of the shares of the Company’s common stock to be issued in connection with the Merger is expected to be approximately $23.1 million, subject to fluctuations in the price of the Company’s common stock on the NASDAQ Global Market and certain adjustments summarized below.

At the Effective Time, each outstanding share of capital stock of Baxano will be cancelled and extinguished and converted into the right to receive a portion of the merger consideration in accordance with the Merger Agreement, except for dissenting shares, which will retain the appraisal rights and dissenters’ rights provided for under applicable law. Pursuant to the terms of the Merger Agreement, the merger consideration will consist of a number of newly issued shares of the Company’s common stock equal to approximately 27.6% of the post-merger capitalization of the Company immediately before the closing of the Private Placement Transaction described below, or approximately 10.4 million shares. The number of shares comprising the merger consideration will be reduced by a number of shares with a value equal to the following (using for the per share value an average closing price on the NASDAQ Global Market during the 10 days preceding the Effective Time): (1) Baxano’s indebtedness in excess of (a) amounts under promissory notes of Baxano that are convertible into capital stock of Baxano (each a “Baxano Note”), outstanding at the Effective Time, and (b) up to $3,000,000 of principal as well as interest outstanding under certain long-term indebtedness; (2) $300,000 in cash, which will be used to fund a compensation plan to be adopted by Baxano prior to the closing of the Merger providing for bonuses to Baxano’s employees and certain non-employee directors; and (3) $250,000 in cash, which the Company has agreed to deposit into an account specified for the purpose of funding the expenses of the Securityholder Representatives under the Merger Agreement.

In addition, at the closing of the Merger, the Company will deliver out of the merger consideration to Branch Banking and Trust Company, as escrow agent, a number of shares equal to 7.5% of the total merger consideration. Such shares will be held in escrow for the benefit of the Company to secure certain indemnification obligations of the Baxano securityholders and to fund any post-closing adjustment payable to the Company based on excess indebtedness or unpaid transaction expenses of Baxano, or to the extent Baxano’s actual closing working capital is less than target closing working capital of $2,121,000, as of March 31, 2013. Once the amount of any post-closing adjustment is determined and paid, remaining escrow shares, if any, in excess of 5% of the merger consideration will be distributed to the Baxano securityholders. The remainder of the escrow shares will be distributed to the Baxano securityholders promptly following the first anniversary of the closing date to the extent such escrow shares are not then subject to indemnification claims by the Company.

At the Effective Time, each Baxano Note will be terminated, and the holders of such notes will be entitled to receive merger consideration in accordance with the Merger Agreement. Any and all stock option plans or other stock or equity-related plans of Baxano, together with any employee stock purchase plans, will be terminated prior to the Effective Time. Prior to the Effective Time, Baxano must use commercially reasonable efforts to terminate each outstanding option to purchase common stock of Baxano, whether vested or unvested, and each warrant to acquire capital stock of Baxano.

The Merger Agreement contains customary representations, warranties, and covenants, including covenants related to obtaining the requisite stockholder approvals, appointing two Baxano designees to the Company’s Board of Directors (the “Board”), restricting the solicitation of competing acquisition proposals, the lock-up and registration of the shares of the Company’s common stock issued in connection with the Merger pursuant to the Securities Purchase Agreement described below, and the Company’s and Baxano’s conduct of their businesses between the date of signing the Merger Agreement and the closing of the Merger.

The stockholders of Baxano approved the Merger and the Merger Agreement pursuant to a written consent in lieu of a stockholders’ meeting on March 3, 2013 following execution of the Merger Agreement. Consummation of the Merger is also subject to approval by the Company’s stockholders of the issuance of shares of the Company’s common stock in connection with the Merger and the satisfaction or waiver of the closing conditions set forth in the Securities Purchase Agreement and other customary closing conditions set forth in the Merger Agreement. The Company’s directors, officers, and certain affiliates of the Company, who together hold approximately 24.2% of the issued and outstanding common stock of the Company, have agreed to vote their shares in favor of the issuance of the Company’s common stock in connection with the Merger Agreement and the Securities Purchase Agreement.

The Merger Agreement grants certain termination rights to the Company and Baxano. In addition, the Merger Agreement provides that the Company will be required to pay Baxano a termination fee equal to $2,000,000 and to reimburse Baxano for its expenses incurred relating to the transactions contemplated by the Merger Agreement, up to a cap of $750,000, if Baxano or the Company terminates the Merger Agreement under certain conditions. The Merger Agreement also provides that Baxano will be required to pay the Company a termination fee equal to $1,000,000 and to reimburse the Company for its expenses incurred relating to the transactions contemplated by the Merger Agreement, up to a cap of $750,000, if the Company terminates the Merger Agreement under certain conditions.

James Shapiro, a member of the Board, is also a member of Baxano’s Board of Directors. While Mr. Shapiro does not own any shares of Baxano’s common stock individually, as a Managing Member of the General Partner of Kearny Venture Partners, L.P. and Kearny Venture Partners Entrepreneurs’ Fund, L.P., Mr. Shapiro has shared voting and dispositive power over, and a partial indirect pecuniary interest in, 7,285,290 shares of Baxano’s common stock equivalents.  In addition, these funds hold approximately $949,000 in aggregate principal amount of the Baxano Notes. Mr. Shapiro did not participate in discussions or deliberations of the Board related to the Merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Securities Purchase Agreement

Concurrent with entering into the Merger Agreement, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated March 3, 2013, with certain investors identified on the signature pages thereto (the “Investors”), pursuant to which the Company will sell to the Investors, and the Investors will purchase from the Company, an aggregate of 7,543,938 shares of the Company’s common stock, at a purchase price of $2.28 per share, resulting in gross proceeds to the Company of $17.2 million (the “Private Placement Transaction”).

Pursuant to the Securities Purchase Agreement, the Company agreed to register the resale of the shares of the Company’s common stock to be issued pursuant to the Merger Agreement and the Securities Purchase Agreement under a registration statement (the “Registration Statement”) on Form S-3 (or another appropriate form if Form S-3 is not then available to the Company). In addition, the Investors and all other holders of shares received pursuant to the Merger Agreement agreed not to sell, transfer, or otherwise dispose of the shares of the Company’s common stock issued at the closing of the Merger and the Private Placement Transaction from the period commencing on the closing of the Private Placement Transaction and expiring on the effective date of the Registration Statement, subject to certain exceptions.

If the Registration Statement is not declared effective by the Securities and Exchange Commission (the “SEC”) by a certain date, the Company must pay each Investor and other holder of shares issued pursuant to the Merger Agreement liquidated damages equal to 1% of the value of their shares (calculated at the closing price of such shares) per month, up to a maximum of 12%.

The Securities Purchase Agreement contains customary representations and warranties of the Company and the Investors. Consummation of the Private Placement Transaction is subject to approval by the Company’s stockholders of the issuance of shares of the Company’s common stock in connection with the Merger Agreement and the Securities Purchase Agreement, the closing of the Merger, and other customary closing conditions set forth in the Securities Purchase Agreement.

In addition, certain of the Company’s directors and executive officers and certain of Baxano’s securityholders are Investors in the Private Placement Transaction. Baxano’s securityholders are expected to purchase an aggregate of 6,729,909 shares of common stock for a total of $15.3 million in connection with the Private Placement Transaction. The following directors and executive officers of the Company are expected to purchase an aggregate of 145,171 shares of common stock for a total of $331,000 in connection with the Private Placement Transaction: Jeffrey Fischgrund, Dwayne Montgomery, Ken Reali, David Simpson, Joseph Slattery, and Mark Stautberg.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Securities Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

On March 4, 2013, the Company issued a press release to report its operating results for the fourth quarter and fiscal year ended December 31, 2012. The release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Also on March 4, 2013, following the issuance of the press release referred to above, the Company conducted a conference call to discuss the Merger and the Private Placement Transaction on which the financial results for the fourth quarter and fiscal year ended December 31, 2012 were also discussed. A copy of the transcript of the conference call is furnished herewith as Exhibit 99.2 and incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1 and Exhibit 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information set forth under Item 1.01 of this Form 8-K is incorporated by reference in this Item 3.02. The shares of the Company’s common stock to be issued pursuant to the Merger Agreement and the Securities Purchase Agreement will be offered and sold in reliance upon an exemption from the registration requirements of the Securities Act afforded by Regulation D promulgated thereunder. Both the Merger and Private Placement Transaction were privately negotiated transactions that did not involve general solicitation, and all recipients of shares of the Company’s common stock pursuant to the Merger Agreement and the Securities Purchase Agreement are “accredited investors” as defined in Regulation D.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2013 Incentive Bonus Plan

On March 1, 2013, following approval and recommendation by the Compensation Committee, the Board approved a short-term cash incentive plan applicable to certain of the Company’s executive officers that was adopted for the purpose of determining the cash bonuses payable to the executive officers with respect to fiscal year 2013 (the “Bonus Plan”). The terms of the Bonus Plan are similar to the terms of the Company’s previous annual cash incentive plans.

The Compensation Committee approved and recommended the adoption of the Bonus Plan because it believes that aligning the payment of cash bonuses to the Company’s executive officers with the achievement of specified Company and individual performance objectives creates value for the Company and helps to align the compensation of the executive officers with the interests of the Company’s stockholders. The target cash bonus amount for each executive officer is set as a percentage of the officer’s base salary as determined by the Compensation Committee.

Cash bonuses will be earned based upon the achievement of two Company performance targets, which are the same for each of the executive officers, and individual performance targets, which are different for each executive officer.

The first Company performance target relates to Company revenue in fiscal year 2013. The portion of the cash bonus payable to an executive officer with respect to the Company revenue target component of the Bonus Plan will be calculated by reference to the Company’s actual revenue in fiscal year 2013 in relation to the revenue target.

The second Company performance target relates to the Company’s cash and investment balance. The portion of the cash bonus payable to any executive officer with respect to the Company cash and investment management target component of the Bonus Plan is calculated by reference to the Company’s actual cash and investment balance as of the end of fiscal year 2013 in relation to the targeted balance.

In the event that the Company does not achieve a pre-established minimum revenue target for fiscal year 2013 or have a cash and investment balance of at least a pre-established minimum amount as of the end of fiscal year 2013, then no cash bonus will be paid with respect to either the Company revenue target component or the Company cash and investment management target component.

The portion of the cash bonus payable to any executive officer with respect to the individual performance target component of the Bonus Plan is calculated by reference to the particular executive officer’s achievement of his or her specified performance objectives.

Resignation of Director

On March 1, 2013, Richard Randall tendered his resignation as a member of the Board, which resignation was effective as of March 1, 2013.

Item 7.01 Regulation FD Disclosure.

On March 4, 2013, the Company issued a press release announcing the Merger and the Private Placement Transaction. The release is furnished herewith as Exhibit 99.3 and incorporated herein by reference.

Also on March 4, 2013, following the issuance of the press release referred to above, the Company conducted a conference call to discuss the Merger and the Private Placement. A copy of the transcript of the conference call is furnished herewith as Exhibit 99.2 and incorporated herein by this reference.

The information in this Item 7.01, including Exhibit 99.2 and Exhibit 99.3, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement

The Merger and the Private Placement Transaction discussed above involve the sale of securities in a private transaction that will not be registered under the Securities Act, and will be subject to the resale restrictions under that act. Such securities may not be offered or sold absent registration or an applicable exemption from registration requirements. This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

Statements in this Current Report on Form 8-K regarding the Merger and the Private Placement Transaction constitute “forward looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations. Factors that could cause actual results to differ materially from those described include, but are not limited to, the ability to consummate the transactions on the proposed timeline or at all, failure to receive the approval of the stockholders of the Company, the risk that the Merger Agreement could be terminated under circumstances that would require the Company to pay a termination fee, the effect on the Company’s business of existing and new regulatory requirements, uncertainty surrounding the outcome of the matters relating to the subpoena issued to the Company by the Department of Health and Human Services, Office of Inspector General, stockholder class action lawsuits, and other economic and competitive factors, and the other factors described in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent reports. You are cautioned not to place undue reliance on these forward looking statements, which are based on the Company's expectations as of the date of this press release and speak only as of the date of this Form 8-K. The Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Merger and the Private Placement Transaction. The Company will file a proxy statement and other documents regarding the Merger and the Private Placement Transaction described in this Form 8-K with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PRIVATE PLACEMENT TRANSACTION. Investors and securityholders will be able to obtain the proxy statement and other relevant documents free of charge at the SEC’s website, http://www.sec.gov, and the Company’s stockholders will receive information at an appropriate time on how to obtain the proxy statement and other transaction-related documents for free from the Company. Such documents are not currently available.

The Company and its directors, executive officers, certain members of management, and employees may have interests in the Merger and the Private Placement Transaction or be deemed to be participants in the solicitation of proxies of the Company’s stockholders to approve the issuance of the Company’s stock in connection with each of the Merger and the Private Placement Transaction. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for the Company’s 2012 Annual Meeting of Stockholders filed with the SEC on April 30, 2012. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the Merger and the Private Placement Transaction when it becomes available.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, among TranS1 Inc., RacerX Acquisition Corp., Baxano, Inc., and Sumeet Jain and David Schulte as Securityholder Representatives, dated March 3, 2013.
2.2	List of Schedules Omitted from Agreement and Plan of Merger included as Exhibit 2.1 above.
10.1	Form of Securities Purchase Agreement, between TranS1 Inc. and the investors identified on the signature pages thereto, dated March 3, 2013.
99.1	Press release, dated March 4, 2013.
99.2	Conference call transcript, dated March 4, 2013.
99.3	Press release, dated March 4, 2013.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANS1 INC.

Date: March 5, 2013	By:	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, among TranS1 Inc., RacerX Acquisition Corp., Baxano, Inc., and Sumeet Jain and David Schulte as Securityholder Representatives, dated March 3, 2013.
2.2	List of Schedules Omitted from Agreement and Plan of Merger included as Exhibit 2.1 above.
10.1	Form of Securities Purchase Agreement, between TranS1 Inc. and the investors identified on the signature pages thereto, dated March 3, 2013.
99.1	Press release, dated March 4, 2013.
99.2	Conference call transcript, dated March 4, 2013.
99.3	Press release, dated March 4, 2013.